UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2003 (January 30, 2003)

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

On January 30, 2003, Affymetrix, Inc. (“Affymetrix”) announced that it has entered into a non-exclusive licensing and distribution agreement with F. Hoffmann-La Roche Ltd. (“Roche”) in which Affymetrix granted Roche access to its patented GeneChip® brand technologies for a minimum of 5 years and up to 18 years in order to develop and commercialize diagnostic products in a broad range of human disease areas.  Under the terms of the agreement, Roche will give Affymetrix a one-time, upfront payment of $70 million which will be amortized by Affymetrix over the first five years of the agreement.  The agreement, which is subject to Roche’s option to terminate on December 31, 2007 or any time on or after June 2, 2013, with one year’s prior notice, includes a broad range of other compensation payable by Roche to Affymetrix throughout the life of the agreement based on annual royalties on sales of diagnostic kits, milestone payments for technical and commercial achievements, transfer pricing on chips, and related license installments.  As part of the agreement, Affymetrix will manufacture and supply Roche with microarrays and related instrumentation based on Affymetrix’ GeneChip platform.

Affymetrix’ press release announcing this agreement is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ BARBARA A. CAULFIELD
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Date: January 30, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release